UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: July 11, 2003

 COMMERCIAL NET LEASE REALTY, INC.
(exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation or organization)	0-12989 (Commission File Number)	56-1431377 (I.R.S. Employment Identification No.)
450 South Orange Avenue, Orlando, Florida 32801 (Address of principal executive offices, including zip code) (407) 265-7348 (Registrant's telephone number, including area code)

Item 5.  Other Events.

On May 9, 2003, Commercial Net Lease Realty, Inc. (the “Company”) entered into the Seventh Amended and Restated Credit Agreement (the “Credit Agreement”). The $225,000,000 Credit Agreement is attached hereto as Exhibit 10.1.

Item 7.  Financial Statements and Exhibits.

Exhibit 10.1: Seventh Amended and Restated Credit Agreement, dated May 9, 2003, by and among Registrant, certain lenders, and Wachovia Bank, National Association, as Agent, relating to a $225,000,000 unsecured credit facility.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
July 11, 2003	COMMERCIAL NET LEASE REALTY, INC. (Registrant) By /s/Kevin B. Habicht Kevin B. Habicht Executive Vice President Chief Financial Officer